ARTICLES OF AMENDMENT
Bailard, Biehl & Kaiser Opportunity Fund Group, Inc.
(1)
(2) a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3)The charter of the corporation is hereby amended as follows:

1.) The name of the corporation is hereby changed to “Bailard Opportunity Fund Group, Inc.”

2.) The corporation hereby changes the name of each of its series of stock as follows:

Former name	New Name
Bailard, Beihl & Kaiser International Equity Fund	Bailard International Equity Fund
Bailard, Beihl & Kaiser Bond Opportunity Fund	Bailard Bond Opportunity Fund
Bailard, Beihl & Kaiser Enhanced Growth Fund	Bailard Enhanced Growth Fund
Bailard, Beihl & Kaiser Cognitive Value Fund	Bailard Cognitive Value Fund

This amendment of the charter of the corporation has been approved by

(4) Majority vote of the entire Board of Directors.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)       (5)
/s/ Janis M. Horne     /s/ Burnice E. Sparks, Jr.
Secretary       President

(6) Return Address of filing party:
Monica Rose, Goodwin Procter LLP
53 State Street, Boston, MA 02109

STATE OF MARYLAND

Department of Assessment and Taxation

I, PAUL B. ANDERSON OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, DO HEREBY CERTIFY THAT THE DEPATMENT, BY LAWS OF THE STATE, IS THE CUSTODIAN OF THE RECORDS OF THIS STATE RELATING TO THE FORFEITURE OR SUSPENSION OF CORPORATIONS OR THE RIGHTS OF CORPORATIONS TO TRANSACT BUSINESS IN THIS STATE, AND THAT I AM THE PROPER OFFICER TO EXECUTE THIS CERTIFICATE.

I FURTHER CERTIFY THAT ARTICLES OF AMENDMENT W/ NAME CHANGE FOR BAILARD, BIEHL & KAISER OPPORTUNITY FUND GROUP, INC. CHANGING ITS NAME TO BAILARD OPPORTUNITY FUND GROUP, INC. WERE RECEIVED AND APPROVED FOR RECORD BY THIS DEPARTMENT ON MARCH 15, 2005.

IN WITNESS WHEREOF, I HAVE HEREUNTO SUBSCRIBED MY SIGNATURE AND AFFIXED THE SEAL OF THE STATE DEPARTMETN OF ASSESSMENTS AND TAXATION OF MARYLAND AT BALTIMORE ON THIS MARCH 17, 2005.

/S/ Paul B. Anderson
Paul B. Anderson
CHARTER DIVISION

SEAL
301 West Preston Street Baltimore, Maryland 21201
Telephone Balto. Metro (410) 767-1344/ Oustide Balto. Metro (888)246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice
Fax (410) 333-7097
0003300881

STATE OF CALIFORNIA
SECRETARY OF STATE

I, Cathy Mitchell, Acting Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

March 25 2005

SEAL     /s/CB Mitchell
Cathy Mitchell
Acting Secretary of State

A0625591

ENDORSED - FILED
In The office of the Secretary
of State of the State of California
Mar 21 2005

AMENDED STATEMENT
BY FOREIGN CORPORATION

Bailard Opportunity Fund Group, Inc.,______________________________________
(Name of Corporation)

_______________________________, a corporation organized and existing under the laws of Maryland_________, and which is presently qualified for the transaction of
(State or Place of Incorporation)
intrastate business in the State of California makes the following statement:

That the name of the corporation has been changed to that hereinabove set forth and that the name relinquished at the time of such change was Bailard, Biehl & Kaiser Opportunity Fund Group, Inc. (C1515023)

Bailard Opportunity Fund Group, Inc.

_____________________________
(Name of Corporation)

/s/Burnice E. Sparks, Jr._
(Signature of Corporate Officer)
Burnice E. Sparks, Jr., President

_____________________________
(Typed Name and Title of Officer)

Secretary of State Form
ASOC (01/23/03)